Exhibit 99.1

Zura Bio Reports First Quarter 2024 Financial Results and Recent Business Highlights

–	Ended Q1 2024 with $89.8 million in cash and closed oversubscribed $112.5 million private placement in April 2024 from new and existing leading life sciences institutional investors
–	Appointed Robert Lisicki as CEO and Kiran Nistala, M.B.B.S., Ph.D. as CMO
–	On track to initiate Phase 2 studies evaluating tibulizumab (ZB-106) for the treatment of systemic sclerosis (SSc) in Q4 2024 and hidradenitis suppurativa (HS) in Q2 2025
–	Projected cash runway extends support for operations through 2027 with the recent private placement factored in

Henderson, Nev – May 9, 2024 - Zura Bio Limited (Nasdaq: ZURA) (“Zura Bio”), a clinical stage, multi-asset immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases, today reported its first quarter 2024 financial results, and recent business highlights.

"Our recent financial and business highlights demonstrate how we continue to strengthen the company for future success. Our leadership additions and oversubscribed $112.5 million private placement lay the groundwork for operational success and provide cash runway through 2027. The private placement by leading life sciences investors emphasizes the confidence in our pipeline of novel, dual-pathway antibodies for autoimmune and inflammatory diseases,” stated Robert Lisicki, CEO of Zura Bio. “We remain focused on the design and on-time execution of our tibulizumab development program with a goal to introduce best in-class therapies to people living with SSc and HS. These are two underserved therapeutic areas where patients may realize the benefit of tibulizumab’ s dual-pathway approach, targeting IL-17 and BAFF.”

RECENT BUSINESS AND FINANCIAL HIGHLIGHTS

Raised gross proceeds of approximately $112.5 million in an oversubscribed private placement, which are expected to:

•	Support the accelerated development of tibulizumab, including the planned Phase 2 clinical trial in SSc, and the initiation of a Phase 2 trial evaluating the dual-pathway antibody for the treatment of HS.
•	Extend cash runway through 2027.

Appointed new members to the Executive Management team and Board who bring extensive experience and proven track records in drug and business development.

•	In April 2024, Robert Lisicki was appointed Chief Executive Officer, succeeding founding CEO Someit Sidhu, M.D., who remains actively involved in the company as a Director.
•	In January 2024, Dr. Kiran Nistala was appointed Executive Vice President of Development and Chief Medical Officer.

Cash and cash equivalents: Cash and cash equivalents were $89.8 million as of March 31, 2024, as compared to $99.8 million as of December 31, 2023. Zura Bio anticipates that with the recent private placement factored in, its cash and cash equivalents are sufficient to fund planned operations through 2027.

Research and Development (R&D) expenses: R&D expenses were $3.6 million for the first quarter of 2024, a decrease of $1.3 million compared to $4.9 million for the same period in 2023. The decrease was primarily due to $4.1 million in share-based compensation related to license agreements. The decrease was offset by $1.4 million in compensation for personnel, including share-based compensation as well as $1.4 million for consulting services and manufacturing of our product candidates.

General and Administrative (G&A) expenses:  G&A expenses were $4.8 million for the first quarter, an increase of $1.9 million compared to the $2.8 million for the same period in 2023. The increase was primarily due to an increase of $1.6 million in compensation for personnel including share-based compensation as well as an increase of $0.4 million in professional services and other daily operations.

Net loss: Net loss for the first quarter of 2024 was $7.7 million or compared to $9.6 million for the same period in 2023.

UPCOMING ANTICIPATED MILESTONES

Tibulizumab (ZB-106):

On track to commence a Phase 2 clinical trial in SSc in the fourth quarter of 2024, followed by a Phase 2 clinical trial in HS in the second quarter of 2025.

ZB-168:

Actively monitoring Phase 2 IL-7R external catalysts in ulcerative colitis, atopic dermatitis, and alopecia areata, along with additional TSLP-driven catalysts.

Torudokimab (ZB-880):

Actively monitoring Phase 2 and Phase 3 IL-33 external catalysts in asthma and chronic obstructive pulmonary disease.

ABOUT ZURA BIO

Zura Bio is a clinical-stage, multi-asset immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases. Currently, Zura Bio is developing three assets which have completed Phase 1/1b studies and are Phase 2 ready. The company is developing a portfolio of therapeutic indications for tibulizumab (ZB-106), ZB-168, and torudokimab (ZB-880), with a goal of demonstrating their efficacy, safety, and dosing convenience in autoimmune and inflammatory diseases, including systemic sclerosis and other novel indications with unmet needs.

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements in this release include, but are not limited to, statements regarding Zura Bio’s anticipated proceeds to be received in the proposed Private Placement, expected timing of closing of the proposed Private Placement and the size, completion and use of proceeds of the proposed Private Placement, the forecast of cash runway and the Company’s expectations regarding funding, operating and working capital expenditures, business strategies and objectives, statements related to Zura Bio’s abilities to achieve anticipated internal readouts and achieve them in expected time periods, Zura Bio’s product candidates, clinical trials and the design and timing thereof, statements with respect to expected therapeutic potential and statements regarding Zura Bio’s product candidates ability to proceed into Phase 2 clinical trials. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events and the ability to consummate the proposed Private Placement and the timing and proceeds thereof; are difficult or impossible to predict and could differ materially from those expressed or implied in such forward-looking statements. You should carefully consider the risks and uncertainties described in the “Risk Factors” sections of Zura Bio's 10-K for the year ended December 31, 2023 and other filings with the SEC, including: Zura Bio’s expectations regarding product candidates and their related benefits; Zura Bio’s beliefs regarding potential benefits or limitations of competing products both in development and approved; information regarding Zura Bio’s vision and strategy; anticipated timing of key events and initiation of Zura Bio’s studies and release of clinical data; Zura Bio’s expectations regarding the general acceptability and maintenance of our products by regulatory authorities, payors, physicians, and patients; Zura Bio’s ability to attract and retain key personnel; the accuracy of Zura Bio’s future operating expenses, capital requirements and needs for additional financing; Zura Bio’s ability to obtain funding for operations, including funds that may be necessary to complete development of our product candidates; the fact that Zura Bio has not completed any clinical trials and has no products approved for commercial sale; the fact that Zura Bio has incurred significant losses since inception, and it expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future; Zura Bio’s ability to renew existing contracts; Zura Bio’s reliance on third-party contract development manufacturing organizations for the manufacture of clinical materials; Zura Bio’s ability to obtain regulatory approval for our products, and any related restrictions or limitations of any approved products; Zura Bio’s ability to effectively manage growth and competitive pressures from other companies worldwide in the therapies in which Zura Bio competes; and litigation and Zura Bio’s ability to adequately protect intellectual property rights. These risks and uncertainties may be amplified by health epidemics or other unanticipated global disruption events, which may continue to cause economic uncertainty. Zura Bio cautions that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Zura Bio gives no assurance that it will achieve its expectations. Zura Bio does not undertake or accept any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

CONTACTS

Megan K. Weinshank

Head of Investor Relations

ir@zurabio.com

Lee M. Stern
Meru Advisors
lstern@meruadvisors.com

ZURA BIO LIMITED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2024	December 31,
	(unaudited)	2023
Assets
Current assets:
Cash and cash equivalents	$89,817	$99,806
Prepaid expenses and other current assets	657	1,037
Total current assets	90,474	100,843
Property and equipment, net	9	—
Total assets	$90,483	$100,843

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$14,674	$20,302
Total current liabilities	14,674	20,302
Private placement warrants	1,596	990
Total liabilities	16,270	21,292

Commitments and contingencies (Note 9)

Redeemable noncontrolling interest	11,663	18,680

Shareholders' Equity:
Preferred shares, $0.0001 par value, 1,000,000 authorized as of March 31, 2024, and December 31, 2023; -0- issued and outstanding as of March 31, 2024, and December 31, 2023	—	—
Class A Ordinary shares, $0.0001 par value, 300,000,000 authorized, 43,593,678 issued and outstanding as of March 31, 2024, and December 31, 2023	4	4
Additional paid-in capital	172,246	162,820
Accumulated deficit	(111,241)	(103,494)
Total Zura Bio Limited shareholders’ equity	61,009	59,330
Noncontrolling interest	1,541	1,541
Total shareholders' equity	62,550	60,871
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$90,483	$100,843

ZURA BIO LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

unaudited

	For the Three Months Ended March 31,
	2024	2023
Operating expenses:
Research and development	$3,593	$4,884
General and administrative	4,786	2,835
Total operating expenses	8,379	7,719
Loss from operations	(8,379)	(7,719)
Other expense/(income), net:
Other expense/(income)	(23)	10
Interest income	(1,215)	(1)
Change in fair value of private placement warrants	606	(177)
Change in fair value of note payable	—	2,244
Total other expense/(income), net	(632)	2,076
Loss before income taxes	(7,747)	(9,795)
Income tax benefit	—	—
Net loss before redeemable noncontrolling interest	(7,747)	(9,795)
Net loss attributable to redeemable noncontrolling interest	—	203
Net loss	(7,747)	(9,592)
Accretion of redeemable noncontrolling interest to redemption value	—	(203)
Adjustment of redeemable noncontrolling interest from redemption value to carrying value	7,017	—
Net loss attributable to Class A Ordinary Shareholders of Zura	$(730)	$(9,795)
Net loss per share attributable to Class A Ordinary Shareholders of Zura, basic and diluted	$(0.02)	$(2.76)
Weighted-average Class A Ordinary Shares used in computing net loss per share attributable to Class A Ordinary Shareholders of Zura, basic and diluted	46,914,542	3,551,906